American International Group, Inc., and Subsidiaries

Exhibit 21

Subsidiaries of Registrant

As of December 31, 2009	Jurisdiction of Incorporation or Organization	Percentage of Voting Securities held by Immediate Parent(1)

American International Group, Inc.(2)	Delaware		(3)
AIG Capital Corporation	Delaware	100
AIG Capital India Private Limited	India	99.99	(4)
AIG Global Asset Management Company (India) Private Limited	India	99.99	(5)
AIG Consumer Finance Group, Inc.	Delaware	100
AIG Holdings Andes I	Cayman Islands	100
AIG Holdings Andes II	Cayman Islands	100
Inversora Pichincha S.A. Compania de Financiamiento Comercial	Colombia	89.98	(6)
AIG Bank Polska S.A.	Poland	99.92
AIG Credit S.A.	Poland	100
Compania Financiera Argentina S.A.	Argentina	100
AIG Credit Corp.	Delaware	100
A.I. Credit Consumer Discount Company	Pennsylvania	100
A.I. Credit Corp.	New Hampshire	100
AICCO, Inc.	Delaware	100
AICCO, Inc.	California	100
AIG Credit Corp. of Canada	Canada	100
Imperial Premium Funding, Inc.	Delaware	100
AIG Equipment Finance Holdings, Inc.	Delaware	100
AIG Commercial Equipment Finance, Inc.	Delaware	100
AIG Commercial Equipment Finance Company, Canada	Canada	100
AIG Rail Services, Inc.	Delaware	100
AIG Finance Holdings, Inc.	New York	100
AIG Global Asset Management Holdings Corp.	Delaware	100
AIG Asset Management (Asia) Limited	Hong Kong	100
AIG Asset Management (U.S.), LLC	Delaware	100
AIG Asset Management Services, Inc.	Delaware	100
AIG Global Real Estate Investment Corp.	Delaware	100
AIG Ports America, Inc.	Delaware	100
Port America Holdings, Inc.	Delaware	100
Ports America, Inc.	Delaware	100
Ports Insurance Company, Inc.	New York	100
AIG Securities Lending Corp.	Delaware	100
Brazos Capital Management, L.P.	Delaware	100
PineBridge Capital Partners, LLC.*	Delaware	100
AIGCP RTA Advisors, LLC*	Delaware	100
PineBridge Global Investments LLC*	Delaware	100
PineBridge International Services LLC*	Delaware	100
PineBridge Investments LLC*	Delaware	100
PineBridge Securities LLC*	Delaware	100
American General Finance, Inc.	Indiana	100
American General Auto Finance, Inc.	Delaware	100
American General Financial Services of Alabama, Inc.	Delaware	100
American General Finance Corporation	Indiana	100
Merit Life Insurance Co.	Indiana	100
MorEquity, Inc.	Nevada	100
Wilmington Finance, Inc.	Delaware	100
Ocean Finance and Mortgages Limited	England	100
Yosemite Insurance Company	Indiana	100

American International Group, Inc., and Subsidiaries

As of December 31, 2009	Jurisdiction of Incorporation or Organization	Percentage of Voting Securities held by Immediate Parent(1)

CommoLoCo, Inc.	Puerto Rico	100
International Lease Finance Corporation	California	100
AIG Federal Savings Bank	USA	100
AIG Financial Advisor Services, Inc.	Delaware	100
AIG Global Investment (Luxembourg) S.A.	Luxembourg	100
AIG Financial Products Corp.	Delaware	100
AIG-FP Matched Funding Corp.	Delaware	100
AIG Matched Funding Corp.	Delaware	100
Banque AIG S.A.	France	90	(7)
AIG Funding, Inc.	Delaware	100
AIG Global Services, Inc.	New Hampshire	100
AIG Israel Insurance Company Ltd.	Israel	50.01
AIG Kazakhstan Insurance Company S.A.	Kazakhstan	60
AIG Life Holdings (International) LLC	Delaware	100
AIG Star Life Insurance Co., Ltd.	Japan	100
American International Reinsurance Company, Ltd.	Bermuda	100
AIG Mexico Seguros Interamericana, S.A. de C.V.	Mexico	100
AIA Aurora LLC	Delaware	99	(8)
AIA Group Limited	Hong Kong	100
American International Assurance Company, Limited	Hong Kong	100
American International Assurance Bhd	Malaysia	100
AIA Takaful International Bhd	Malaysia	100
TH Central Holdings Limited	Hong Kong	100
AIA Australia Limited	Australia	100
AIA Financial Services Limited	Australia	100
American International Assurance Company (Bermuda) Limited	Bermuda	100
AIA (Vietnam) Life Insurance Company Limited	Vietnam	100
PT AIA Financial	Indonesia	80	(9)
PT Asta Indah Abadi	Indonesia	100
The Philippine American Life and General Insurance Company	Philippines	99.78
BPI-Philam Life Assurance Corporation	Philippines	51
Philam Equitable Life Assurance Company, Inc.	Philippines	95
Tata AIG Life Insurance Company Limited	India	26
Nan Shan Life Insurance Company, Limited*	Taiwan	97.57
AIG Edison Life Insurance Company	Japan	90	(10)
AIG Life Holdings (US), Inc.	Texas	100
AGC Life Insurance Company	Missouri	100
AIG Life of Bermuda, Ltd.	Bermuda	100
American General Life Insurance Company of Delaware	Delaware	100
American General Life and Accident Insurance Company	Tennessee	100
American General Bancassurance Services, Inc.	Illinois	100
American General Property Insurance Company	Tennessee	100
American General Life Insurance Company	Texas	100
AIG Enterprise Services, LLC	Delaware	100
American General Annuity Service Corporation	Texas	100
American General Life Companies, LLC	Delaware	100
The Variable Annuity Life Insurance Company	Texas	100
VALIC Retirement Services Company	Texas	100
American International Life Assurance Company of New York	New York	100
The United States Life Insurance Company in the City of New York	New York	100
Western National Life Insurance Company	Texas	100
American General Assurance Company	Illinois	100
American General Indemnity Company	Illinois	100

American International Group, Inc., and Subsidiaries

As of December 31, 2009	Jurisdiction of Incorporation or Organization	Percentage of Voting Securities held by Immediate Parent(1)

American General Investment Management Corporation	Delaware	100
American General Realty Investment Corporation	Texas	100
Knickerbocker Corporation	Texas	100
AIG Life Insurance Company (Switzerland) Ltd.	Switzerland	100
AIG Liquidity Corp.	Delaware	100
AIG Lotus LLC	Delaware	100
AIG Retirement Services, Inc.	Delaware	100
SunAmerica Life Insurance Company	Arizona	100
SunAmerica Annuity and Life Assurance Company	Arizona	100
SunAmerica Asset Management Corp.	Delaware	100
SunAmerica Capital Services, Inc.	Delaware	100
SunAmerica Investments, Inc.	Georgia	100
AIG Advisor Group, Inc.	Maryland	100
SagePoint Financial, Inc.	Delaware	100
Advantage Capital Corporation	New York	100
Financial Service Corporation	Delaware	100
FSC Securities Corporation	Delaware	100
Royal Alliance Associates, Inc.	Delaware	100
SunAmerica (Cayman) Co., Ltd.	Cayman Islands	100
First SunAmerica Life Insurance Company	New York	100
AIG Trading Group Inc.	Delaware	100
AIG International Inc.	Delaware	100
AIUH LLC	Delaware	100
Chartis Holdings, Inc.	Delaware	100
ALICO Holdings LLC	Delaware	100
American Life Insurance Company	Delaware	100
AIG Hayat Sigorta A.S	Turkey	100
ALICO Mexico, Compania de Seguros de Vida, S.A. de C.V.	Mexico	99.99	(11)
ALICO Akcioardslco Dnistvoza Zivotno Osiguranje	Serbia	99.9	(12)
ALICO Asigurari Romania SA	Romania	98	(13)
ALICO (Bulgaria) Zhivotozastrahovatelno Druzhestvo EAD	Bulgaria	100
ALICO Colombia Seguros de Vida, S.A.	Colombia	94.99	(14)
ALICO Compania de Seguros de Retiro	Argentina	90	(15)
ALICO Compania de Seguros de Vida, S.A.	Uruguay	100
ALICO Compania de Seguros S.A.	Argentina	90	(16)
ALICO, S.A.	France	100
ALICO European Holdings Limited	Ireland	100
"Master-D" ZAO	Russia	100
ZAO ALICO Insurance Company	Russia	51	(17)
ALICO Italia S.p.A.	Italy	100
ALICO Life International Limited	Ireland	100
ALICO Operations Inc.	Delaware	100
American Life Insurance Company (Pakistan) Limited	Pakistan	66.47
American Life Insurance Company Gestora de Fondos y Planos de Pensiones, S.A.	Spain	100
AMSLICO AIG Life poist'ovna a.s.	Slovakia	100
First American Polish Life Insurance & Reinsurance Company, S.A.	Poland	100
Hellenic ALICO Life Insurance Company Ltd.	Greece	27.5
International Technical and Advisory Services Limited	Delaware	100
Inversiones Interamericana S.A.	Chile	99.99	(18)
La Interamericana Compania de Seguros de Vida S.A.	Chile	100
Inversiones Inversegven, C.A.	Venezuela	50
Seguros Venezuela, C.A.	Venezuela	92.79

American International Group, Inc., and Subsidiaries

As of December 31, 2009	Jurisdiction of Incorporation or Organization	Percentage of Voting Securities held by Immediate Parent(1)

El Pacifico-Peruano Suiza Compania de Seguros S.A.	Peru	14.94	(19)
Pacifico S.A. Empresa Prestadora de Salud	Peru	100
El Pacifico Vida Compania y Reaseguros	Peru	61.99	(20)
Pharaonic American Life Insurance Company	Egypt	74.88	(21)
UBB-ALICO Insurance Company JSC	Bulgaria	40
American Security Life Insurance Company, Ltd.	Liechtenstein	100
Chartis Inc.	Delaware	100
Chartis U.S., Inc.	Delaware	100
AIG Risk Management, Inc.	New York	100
American Home Assurance Company	New York	100
American International Realty Corp.	Delaware	31.5	(22)
Chartis Non-Life Holding Company (Japan), Inc.	Delaware	100
Fuji Fire & Marine Insurance Company, Limited	Japan	18.13	(23)
American Fuji Fire & Marine Insurance Company	Illinois	100
Fuji Life Insurance Company, Limited	Japan	100
Fuji International Insurance Company Limited	United Kingdom	100
Pine Street Real Estate Holdings Corp.	New Hampshire	31.47	(24)
Audubon Insurance Company	Louisiana	100
Audubon Indemnity Company	Mississippi	100
Chartis Aerospace Insurance Services, Inc.	Georgia	100
Chartis Property Casualty Company	Pennsylvania	100
Chartis Insurance Agency, Inc.	New Jersey	100
Chartis Insurance Company of Canada	Canada	100
Commerce and Industry Insurance Company	New York	100
The Insurance Company of the State of Pennsylvania	Pennsylvania	100
Landmark Insurance Company	California	100
National Union Fire Insurance Company of Pittsburgh, Pa	Pennsylvania	100
Chartis Claims, Inc.	Delaware	100
Chartis Select Insurance Co.	Delaware	100
Chartis Excess Limited	Ireland	100
Chartis Specialty Insurance Company	Illinois	70	(25)
Lexington Insurance Company	Delaware	70	(26)
JI Accident & Fire Insurance Company, Ltd.	Japan	50
Mt. Mansfield Company, Inc.	Vermont	100
National Union Fire Insurance Company of Louisiana	Louisiana	100
National Union Fire Insurance Company of Vermont	Vermont	100
United Guaranty Corporation	North Carolina	45.88	(27)
AIG Centre Capital Group, Inc.	North Carolina	100
A.I.G. Mortgage Holdings Israel Ltd.	Israel	100
E.M.I. – Ezer Mortgage Insurance Company Ltd.	Israel	100
AIG United Guaranty Agenzia di Assicurazione S.R.L	Italy	100
AIG United Guaranty Insurance (Asia) Limited	Hong Kong	100
AIG United Guaranty Mexico, S.A.	Mexico	99.99	(28)
AIG United Guaranty Mortgage Insurance Company Canada	Canada	100
AIG United Guaranty Re Limited	Ireland	100
United Guaranty Insurance Company	North Carolina	100
United Guaranty Mortgage Insurance Company	North Carolina	100
United Guaranty Mortgage Insurance Company of North Carolina	North Carolina	100
United Guaranty Partners Insurance Company	Vermont	100
United Guaranty Residential Insurance Company	North Carolina	75.03	(29)
United Guaranty Credit Insurance Company	North Carolina	100
United Guaranty Commercial Insurance Company of North Carolina	North Carolina	100
United Guaranty Mortgage Indemnity Company	North Carolina	100

American International Group, Inc., and Subsidiaries

As of December 31, 2009	Jurisdiction of Incorporation or Organization	Percentage of Voting Securities held by Immediate Parent(1)

United Guaranty Residential Insurance Company of North Carolina	North Carolina	100
United Guaranty Services, Inc.	North Carolina	100
New Hampshire Insurance Company	Pennsylvania	100
Chartis Casualty Company	Pennsylvania	100
Granite State Insurance Company	Pennsylvania	100
Illinois National Insurance Co.	Illinois	100
New Hampshire Insurance Services, Inc.	New Hampshire	100
Risk Specialists Companies, Inc.	Delaware	100
A.I. Risk Specialists Insurance, Inc.	Massachusetts	100
Agency Management Corporation	Louisiana	100
The Gulf Agency, Inc.	Alabama	100
Design Professionals Association Risk Purchasing Group, Inc.	Illinois	100
Chartis International, LLC	Delaware	100
AIG Egypt Insurance Company S.A.E.	Egypt	95.02
AIG Global Trade & Political Risk Insurance Company	New Jersey	100
AIU Insurance Company	New York	100
Chartis Insurance Company China Limited	China	100
Chartis Taiwan Insurance Co., Ltd.	Taiwan	100
Chartis Africa Holdings, Inc.	Delaware	100
Chartis Kenya Insurance Company Limited	Kenya	66.67
Chartis Latin American Investments, LLC	Delaware	100
Chartis Central Europe & CIS Insurance Holdings Corporation	Delaware	100
Chartis Ukraine Insurance Company CJSC	Ukraine	74.08	(30)
UBB-AIG Insurance and Reinsurance Company JSC	Bulgaria	40
Chartis Memsa Holdings, Inc.	Delaware	100
AIG Hayleys Investment Holdings (Private) Ltd.	Sri Lanka	100
CHARTIS Insurance Limited	Sri Lanka	100
Chartis Iraq, Inc.	Delaware	100
CHARTIS Lebanon S.A.L.	Lebanon	100
Chartis Libya, Inc.	Delaware	100
Tata AIG General Insurance Company Limited	India	26
Chartis Overseas Limited	Bermuda	100
Chartis Overseas Association	Bermuda	67	(31)
Chartis Malaysia Insurance Berhad	Malaysia	100
Chartis North America, Inc.	New York	100
CHARTIS Sigorta A.S	Turkey	100
American International Underwriters del Ecuador S.A.	Ecuador	100
AIG Metropolitana Compania de Seguros y Reaseguros S.A.	Ecuador	32.06	(32)
Chartis Chile Compania de Seguros Generales S.A.	Chile	100
CHARTIS Cyprus Ltd	Cyprus	100
Chartis Europe Holdings Limited	Ireland	29.52	(33)
Chartis Europe, S.A.	France	91.32	(34)
Chartis Insurance Ireland Limited	Ireland	100
Chartis UK Holdings Limited	England	100
AIG Germany Holding GmbH	Germany	100
Chartis UK Financing Limited	England	100
Chartis UK Sub Holdings Limited	England	100
Chartis Insurance UK Limited	England	100
Chartis UK Services Limited	England	100
Chartis Insurance Hong Kong Limited	Hong Kong	100
Chartis Insurance (Thailand) Company Limited	Thailand	100
CHARTIS MEMSA Insurance Company Limited	United Arab Emirates	100
Chartis Philippines Insurance Inc.	Philippines	100

American International Group, Inc., and Subsidiaries

As of December 31, 2009	Jurisdiction of Incorporation or Organization	Percentage of Voting Securities held by Immediate Parent(1)

Chartis Seguros Brasil S.A.	Brazil	100
Chartis Seguros Columbia S.A.	Colombia	100
Chartis Seguros Guatemala, S.A.	Guatemala	100
Chartis Seguros, El Salvador, Sociedad Anonima	El Salvador	99.99	(35)
Chartis Seguros Uruguay S.A.	Uruguay	100
Chartis Uganda Insurance Company Limited	Uganda	100
Chartis Vida, Sociedad Anonima, Seguros de Personas	El Salvador	100
Chartis Vietnam Insurance Company Limited	Vietnam	100
Hellas Insurance Co. S.A.	Greece	50
Inversiones Segucasai, C.A.	Venezuela	50
C.A. de Seguros American International	Venezuela	93.72
Johannesburg Insurance Holdings (Proprietary) Limited	South Africa	100
Chartis South Africa Limited	South Africa	100
Chartis Life South Africa Limited	South Africa	100
Latin American Investment Guarantee Company Ltd.	Bermuda	50
PT Chartis Insurance Indonesia	Indonesia	61.01
Richmond Insurance Company Limited	Bermuda	100
Richmond Insurance Company (Barbados) Limited	Barbados	100
Underwriters Adjustment Company, Inc.	Panama	100
Uzbek American Insurance Company	Uzbekistan	51
Arabian American Insurance Company (Bahrain) E.C	Bahrain	100
CHARTIS Takaful-Enaya B.S.C.(c)	Bahrain	100
Chartis Insurance Company — Puerto Rico	Puerto Rico	100
La Meridional Compania Argentina de Seguros S.A.	Argentina	95	(36)
Chartis Technology and Operations Management Corporation	New York	100
Travel Guard Worldwide, Inc.	Wisconsin	100
Livetravel, Inc.	Wisconsin	100
Travel Guard Group, Inc.	Delaware	100
Travel Guard Group Canada, Inc.	Canada	100
Delaware American Life Insurance Company	Delaware	100
MG Reinsurance Limited	Vermont	100
PineBridge Investments Schweiz GmBH	Switzerland	100

(*)
In connection with AIG's asset disposition plan, through February 26, 2010, AIG has entered into agreements to sell this company.

(1)
Percentages include directors' qualifying shares.

(2)
Substantially, all subsidiaries listed are consolidated in the accompanying financial statements. Certain subsidiaries have been omitted from the tabulation. The omitted subsidiaries, when considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.

(3)
The common stock is owned approximately 10.5 percent by C.V. Starr & Co., Inc., Edward E. Matthews, Maurice R. Greenberg Starr International Company, Inc., Universal Foundation, Inc. (according to an amended Schedule 13D dated June 5, 2009 and filed on that date).

(4)
Also owned 0.01 percent by PineBridge Investments LLC.

(5)
Also owned 0.01 percent by AIG Capital Corporation.

(6)
Also owned 10 percent by AIG Andes Holdings I.

(7)
Also owned 10 percent by AIG Matched Funding Corp.

(8)
Also owned 1 percent by American International Group, Inc.

(9)
Also owned 20 percent by PT Asta Indah Abadi.

(10)
Also owned 10 percent by a subsidiary of AIG Financial Assurance Japan K.K.

(11)
Also owned less than 0.01 percent by International Technical and Advisory Services Limited.

(12)
Also owned 0.1 percent by International Technical and Advisory Services Limited.

American International Group, Inc., and Subsidiaries

(13)
Also owned 1 percent by International Technical and Advisory Services Limited and 1 percent by Societatea de Asigurari AIG Romania SA.

(14)
Also owned 5.01 percent by International Technical and Advisory Services Limited.

(15)
Also owned 10 percent by International Technical and Advisory Services Limited.

(16)
Also owned 10 percent by International Technical and Advisory Services Limited.

(17)
Also owned 49 percent by American Life Insurance Company.

(18)
Also owned 0.01 percent by International Technical and Advisory Services Limited.

(19)
Also owned 2.77 percent by Chartis Overseas Limited and 2.38 percent by Inversiones Interamericana S.A.

(20)
Also owned 38.01 percent by American Life Insurance Company.

(21)
Also owned 7.5 percent by Chartis Egypt Insurance Company S.A.E.

(22)
Also owned by 9 other AIG subsidiaries.

(23)
Also owned 10.36 percent by AIU Insurance Company, 2.76 percent by American Home Assurance Company, 7.73 percent by Chartis Europe, S.A., and 2.58 percent by Chartis Overseas Limited. On January 21, Chartis International, LLC announced that it had reached an agreement, subject to regulatory approval, to increase it stake from 41.55 percent to 54.65 percent.

(24)
Also owned by 9 other AIG subsidiaries.

(25)
Also owned 20 percent by the Insurance Company of the State of Pennsylvania and 10 percent by Chartis Property Casualty Company.

(26)
Also owned 20 percent by the Insurance Company of the State of Pennsylvania and 10 percent by Chartis Property Casualty Company.

(27)
Also owned 35.12 percent by New Hampshire Insurance Company and 19 percent by The Insurance Company of the State of Pennsylvania.

(28)
Also owned less than 0.01 percent by United Guaranty Services, Inc.

(29)
Also owned 24.97 percent by United Guaranty Residential Insurance Company of North Carolina.

(30)
Also owned 20.18 percent by American International Group, Inc. and 5.73 percent by Steppe Securities, L.L.C.

(31)
Also owned 12 percent by New Hampshire Insurance Company, 11 percent by National Union Fire Insurance Company of Pittsburgh, Pa., and 10 percent by American Home Assurance Company.

(32)
Also owned 19.72 percent by Chartis Overseas Association.

(33)
Also owned 66.92 percent by Chartis Overseas Association, 2.01 percent by Chartis Bermuda Limited, and 1.55 percent by Chartis Luxembourg Financing Limited.

(34)
Also owned 8.68 percent by Chartis Overseas Limited.

(35)
Also owned 0.01 percent by Chartis Latin America Investments, LLC.

(36)
Also owned 4.99 percent by Chartis Global Management Company Limited.